Exhibit 99.C.4
Minneapolis San Francisco PIPER JAFFRAY INVESTMENT BANKING New York London Presentation to the Special Committee of the Board of Chicago Directors Regarding Project Oasis Palo Alto Boston Shanghai November 5, 2006

TABLE OF CONTENTS Section I Overview of Proposed Transaction Section II Summary of Due Diligence Procedures Section III Overview of Oasis and Acquirer Section IV Trading Summary of Oasis Section V Summary of Analyses Section VI Comparable Public Company Analysis Section VII Precedent Transactions Analysis Section VIII Discounted Cash Flow Analysis Section IX Premiums Paid Analysis Appendix Weighted Average Cost of Capital Calculation 2

SECTION I Overview of Proposed Transaction

OVERVIEW OF PROPOSED TRANSACTION Transaction Background • On June 2, 2006, Pirate Capital LLC (“Pirate”) filed a 13D indicating that Pirate increased its ownership in Oasis to 5.3% and sent a letter to the Board of Directors of Oasis urging the Board of Directors to undertake measures to enhance long-term shareholder value • On July 27, 2006, Oasis announced it had engaged Wachovia Securities as its financial advisor to assist the Company in evaluating its strategic alternatives · During the summer of 2006, Bain Capital Partners LLC (“Bain Capital”) and Catterton Partners (“Catterton”) began discussions with Oasis about a possible acquisition • On August 18, 2006, the Board of Directors of Oasis formed a Special Committee • Oasis continued conversations with Bain Capital and Catterton and its negotiations of the terms and conditions pursuant to which Oasis would be acquired by Bain Capital and Catterton for $40.00 per share 4

OVERVIEW OF PROPOSED TRANSACTION (CONT'D)

Business overview

Oasis

- Oasis is a leading casual dining restaurant company operating multiple concepts, including Outback Steakhouse, Carrabba's Italian Grill, Fleming's Prime Steakhouse and Wine Bar, Roy's, Lee Roy Selmon's, Bonefish Grill, Cheeseburger in Paradise and Blue Coral
- Year Founded: 1987
- Headquarters: Tampa, Florida
- Market Capitalization (as of 11/2/06): $2.5 billion (1)
- LTM Revenue: $3.8 billion
- LTM EBITDA: $359.1 million (2)
- LTM EPS: $1.55 (2)

Bain Capital and Catterton Partners

Bain Capital

- Bain Capital is an investment firm specializing in private equity, venture capital, public equity, and leveraged debt assets
- Bain Capital currently manages over $40 billion in assets. Its current fund is approximately $8.0 billion
- Bain Capital has raised nine funds and invested in more than 200 companies, with an aggregate transaction value in excess of $17 billion

Catterton Partners

- Catterton Partners focuses exclusively on providing equity capital to growing middle-market consumer companies
- Catterton Partners recently closed its sixth fund (approximately $650 million), and now has over $2.0 billion of equity capital under management
- Catterton Partners current and historical investments include: Caribou Coffee, Cheddars, PF Chang's China Bistro, Kettle Foods and Odwalla

(1) Based on share count information provided in the merger agreement and options detail provided by management.
(2) LTM financial data as of 09/30/06. Excludes non-recurring expenses and non-cash catch-up charges pertaining to the Company's partnership plans.

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OVERVIEW OF PROPOSED TRANSACTION (CONT’D) Summary of Financial Terms Public market valuation ($ in millions, except per share) Offer price per share $40.00 Fully diluted shares outstanding (1) 77.8 Implied equity value of Oasis (1) 3,112 Plus: Total debt (2) 296 Plus: Minority interest (2) 43 Less: Cash and marketable securities (2) (59) Implied enterprise value of Oasis $3,392 Transaction Multiples Analysis ($ mm) Statistic (3) Offer Multiple Sales LTM $3,840 0.9x CY 2006E 3,913 0.9x CY 2007E 4,243 0.8x EBITDA LTM $359 9.4x CY 2006E 353 9.6x CY 2007E 410 8.3x EPS LTM $1.55 25.8x CY 2006E 1.46 27.3x CY 2007E 1.92 20.8x (1) Based on the Treasury Stock Method to calculate in-the-money options. (2) Based on the Company’s quarterly filing for the period ending June 30, 2006. (3) Results per management and exclude non-recurring expenses and non-cash catch-up charges pertaining to the Company’s partnership plans. 6

SECTION II Summary of Due Diligence Procedures

SUMMARY OF DUE DILIGENCE PROCEDURES Due diligence overview • Piper Jaffray held conference calls with members of Oasis’ management team, including: — William Allen, Chief Executive Officer — Dirk Montgomery, Chief Financial Officer and Senior Vice President — Joe Hartnett, Vice President, Corporate Accounting — Chris Meyer, Manager, Financial Planning and Analysis — Joe Kadow, General Counsel • Piper Jaffray held conference calls with Wachtell, Lipton, Rosen & Katz, counsel to the Special Committee — David Katz, Partner — Paul Rowe, Partner — Jonathan Gordon, Associate • Piper Jaffray held conference calls with Jones Day — Mark Betzen, Partner — Stuart Chasanoff, Counsel • Piper Jaffray held conference calls with Wachovia Securities, including: — Mike Jones, Director — Conor Bryne, Associate — Jocelyn Bonnema, Analyst • Piper Jaffray has reviewed the Company’s SEC filings as well as documents provided by the Company, including: — Annual reports (10K), quarterly reports (10Q) and proxy statements — Audited financial statements of Oasis for the periods ending December 31, 2003 through 2005 — The Company’s internal financial projections for the periods ending December 31, 2006 through 2011 — Historical and projected financial data prepared by Oasis’ management team — Wall Street research reports and estimates — Industry research reports — Various press releases • Piper Jaffray and Jones Day have reviewed the Definitive Agreement 8

SECTION III Overview of Oasis and Acquirer

OVERVIEW OF OASIS • Oasis is a leading casual dining restaurant company operating multiple concepts, including key growth concepts such as Outback Steakhouse, Carrabba’s Italian Grill, Fleming’s Prime Steakhouse and Wine Bar and Bonefish Grill and other concepts such as Roy’s, Lee Roy Selmon’s, Cheeseburger in Paradise and Blue Coral • The Company’s concepts offer a broad menu of freshly prepared lunch and dinner items as well as appetizers, desserts and full liquor service · The Company operates 1,227 Company-owned restaurants and 158 locations are operated under franchise and joint venture agreements — 1,385 total restaurants • Oasis owns the real estate of approximately 30% of its Company-owned locations • For the last twelve months ending September 30, 2006, the Company’s consolidated financials are as follows: (1) — Sales: $3.8 billion — EBITDA: $359.1 million — Operating Income: $214.5 million — EPS $1.55 • Oasis trades on the New York Stock Exchange under the ticker symbol “OSI” • OSI currently pays a quarterly dividend of $0.13 ($0.52 annually) • Since initiating a share repurchase program in 7/2000, Oasis has repurchased 15.4 million shares at an average price of $35.81 • Management and non-officer directors own approximately 10.3% of the Company’s issued and outstanding shares (1) LTM financial results based on preliminary quarterly data provided by management and exclude non-recurring expenses and non-cash catch-up 10 charges pertaining to the Company’s partnership plans.

FINANCIAL OVERVIEW OF OASIS LTM Revenue ($ mm) LTM EBITDA ($ mm) (1) Outback Steakhouse $2,545 Outback Steakhouse $297 Carrabba’s $632 Carrabba’s $59 Bonefish $294 Bonefish $24 Fleming’s $179 Fleming’s $18 Cheeseburger in $91 Paradise Roy’s $3 Roy’s $80 Lee Roy Selmon’s ($1) Cheeseburger in Lee Roy Selmon’s $13 ($9) Paradise Other $6 Other ($33) 0 500 1,000 1,500 2,000 2,500 3,000 (50) 0 50 100 150 200 250 300 350 (1) LTM EBITDA has been adjusted to exclude non-recurring expenses and non-cash catch-up charges pertaining to the Company’s partnership plans. 11

OVERVIEW OF GROWTH CONCEPTS Outback Steakhouse • With 947 total restaurants, Outback is the dominant casual dining steakhouse concept in the category — 796 Company-owned — 151 joint venture / franchised • Outback is a dinner-only concept with an average check of $19.00 • Outback’s comparable restaurants generate average unit volumes of approximately $3.1 million • The average Outback restaurant is approximately 6,200 square feet with capacity of over 200 seats • Outback’s operating results have been negatively impacted by declining same store sales and increased operating costs Carrabba’s Italian Grill • Carrabba’s is a casual dining Italian restaurant concept with 217 Company-owned locations • The average Carrabba’s check is approximately $20.50 • Carrabba’s comparable restaurants generate average unit volumes of approximately $3.0 million • Carrabba’s units are approximately 6,500 square feet with capacity of over 200 seats 12

OVERVIEW OF GROWTH CONCEPTS(CONT’D) Fleming’s Prime Steakhouse and Wine Bar • Fleming’s is well positioned in the high-end segment of the restaurant industry • The average Fleming’s check is approximately $65.00 • Fleming’s comparable restaurants generate average unit volumes of approximately $3.8 million • Fleming’s units are approximately 7,000 square feet with capacity of 220 seats Bonefish Grill • Bonefish is a highly differentiated concept in the seafood segment of restaurant industry • The average Bonefish check is approximately $25.00 • Bonefish’s comparable restaurants generate average unit volumes of approximately $3.2 million • Bonefish’s units are approximately 5,500 square feet with capacity of 210 seats 13

OVERVIEW OF OTHER CONCEPTS • The Company operates the following restaurants in its other concepts: — Cheeseburger in Paradise: 37 — Roy’s: 22 — Lee Roy Selmon’s: 5 — Blue Coral: 1 • The Roy’s and Lee Roy Selmon’s concepts are operated through joint ventures • The Company opened the first Blue Coral location in August 2006 14

CONCEPT OVERVIEW — SELECT FINANCIAL INFORMATION ($ 000s, except check averages) Average Check $19.00 $20.50 $25.00 $65.00 $50.00 $12.00 Average Unit Volume $3,052 $3,038 $3,196 $3,817 $3,300 $3,200 Restaurant Level EBITDA $350 $362 $556 $620 $577 $570 Margin (% ) 11.5% 11.9% 17.4% 16.2% 17.5% 17.8% Cash-on-Cash Return (%) 21.9% 18.1% 31.6% 20.7% 23.0% 27.0% Same Store Sales (%) Calendar Year 2004 Q1 6.7% 5.1% 13.4% 19.0% 17.9% —Q2 2.2% 1.6% 7.2% 15.4% 12.3% —Q3 1.0% 1.0% -0.9% 14.1% 5.2% -10.6% Q4 1.1% 5.0% 1.5% 15.6% 10.4% -4.5% Calendar Year 2005 Q1 -0.5% 4.3% 0.3% 10.7% 3.4% 3.1% Q2 -0.9% 8.3% 2.9% 1.2% 5.8% 6.3% Q3 -1.6% 6.4% 7.7% 13.4% 9.1% 0.1% Q4 -0.7% 5.2% 5.5% 10.6% 1.8% -9.3% Calendar Year 2006 Q1 -1.1% 2.7% 2.1% 7.0% 4.6% -6.3% Q2 -2.9% -2.1% 0.9% 3.8% -1.4% -1.8% Q3 -2.4% -2.9% 0.0% 2.8% -1.0% 4.5% Source: Information provided by management and the Company’s public filings. 15

RESTAURANT PLATFORM Oasis owns and operates 1,385 system-wide restaurants, including 1,112 Company-owned domestic locations Restaurant Summary Number of Restaurants by Concept Restaurant Count Outback Carrabba’s Roy’s Fleming’s Selmon’s Cheeseburger Bonefish Other Total LTM Domestic C-O 681 217 22 42 5 37 107 1 1,112 International C-O 115 0 0 0 0 0 0 0 115 Domestic Fran. & JV 107 0 0 0 0 0 7 0 114 International Fran. & JV 44 0 0 0 0 0 0 0 44 Total 947 217 22 42 5 37 114 1 1,385 Fiscal 2005 Domestic C-O 670 200 20 39 3 27 86 4 1,049 International C-O 88 0 0 0 0 0 0 0 88 Domestic Fran. & JV 105 0 0 0 0 0 4 0 109 International Fran. & JV 52 0 0 0 0 0 0 0 52 Total 915 200 20 39 3 27 90 4 1,298 Fiscal 2004 Domestic C-O 652 168 18 31 2 10 59 2 942 International C-O 69 0 0 0 0 0 0 0 69 Domestic Fran. & JV 104 0 0 0 0 0 4 0 108 International Fran. & JV 56 0 0 0 0 0 0 0 56 Total 881 168 18 31 2 10 63 2 1,175 Fiscal 2003 Domestic C-O 622 119 17 23 2 2 32 0 817 International C-O 51 0 0 0 0 0 0 0 51 Domestic Fran. & JV 101 29 1 0 0 0 5 0 136 International Fran. & JV 51 0 0 0 0 0 0 0 51 Total 825 148 18 23 2 2 37 0 1,055 Source: Public filings and Company information. LTM store counts as of August 31, 2006. 16

HISTORICAL AND PROJECTED INCOME STATEMENT Historical Performance ($ mm) (1) LTM Projected Performance ($ mm) (2) Fiscal Year Ending December 2003 2004 2005 09/ 30/ 06 2006 2007 2008 2009 2010 2011 Restaurant sales $2,648 $3,183 $3,580 $3,818 $3,891 $4,220 $4,411 $4,787 $5,188 $5,590 Other sales 18 18 22 22 22 23 25 27 30 32 Total 2,666 3,202 3,602 3,840 3,913 4,243 4,436 4,814 5,218 5,622 Restaurant expenses Cost of sales 985 1,193 1,308 1,386 1,401 1,488 1,545 1,673 1,810 1,948 Labor 631 760 868 1,022 1,055 1,042 1,086 1,182 1,284 1,386 Other operating 599 745 871 859 881 1,108 1,129 1,218 1,307 1,410 Income from affiliates (5) (2) (1) (1) 0 (4) (5) (7) (9) (11) Total 2,209 2,697 3,045 3,266 3,337 3,634 3,754 4,066 4,392 4,733 Restaurant level EBITDA 456 505 556 574 576 609 682 748 826 890 General & administrative 108 142 164 215 223 199 201 213 223 235 EBITDA 348 363 392 359 353 410 481 534 602 655 Depreciation & amortization 85 104 127 145 150 166 173 183 197 211 Operating income 263 259 265 215 202 244 308 352 405 444 Other income (expenses) (1) (4) (7) (5) (6) (9) (5) (1) 4 10 Income before taxes 262 255 258 209.7 197 235 303 351 409 453 Taxes 88 82 107 82 76 79 97 111 129 143 Income before min. int. 174 172 151 127 121 156 206 240 280 311 Minority interest 3 9 1 9 9 9 10 12 13 16 Net income 171 163 150 119 112 147 196 228 267 295 Earnings per share 2.13 2.01 1.95 1.55 1.46 1.92 2.56 2.98 3.49 3.85 Store Count 1,055 1,175 1,298 1,385 1,420 1,514 1,604 1,699 1,799 1,899 Same Store Sales Outback 3.6% 4.6% (0.9% ) (2.2% ) (2.9% ) (0.9% ) 1.4% 2.9% 3.2% 2.8% Carrabba’s 4.1% 3.2% 6.1% (0.6% ) (1.6% ) (1.0% ) 1.0% 1.0% 1.0% 1.0% Fleming’s 12.7% 16.0% 12.0% 4.4% 3.7% 1.0% 1.0% 1.0% 1.0% 1.0% Notes: (1) Historical results per the Company’s audited financial statements. (2) LTM and projected results provided by management, including non-recurring expenses (hurricane-related expenses and impairments for assets and store closures) and catch-up charges pertaining to the Company’s partnership plans (i.e., PEP conversion costs). 17

HISTORICAL SEGMENT INFORMATION

	Financial Data by Restaurant Concept								
	Outback	Carrabba's	Roy's	Fleming's	Selmon's	Cheeseburger	Bonefish	Other	Total
Sales									
Fiscal 2003	$2,147	$313	$50	$76	$6	$5	$63	$4	$2,666
Fiscal 2004	2,385	483	63	109	8	18	131	5	3,202
Fiscal 2005	2,501	580	72	151	9	53	225	11	3,602
LTM	2,545	632	80	179	13	91	294	6	3,840
EBITDA									
Fiscal 2003	298	38	1	6	0	(1)	2	4	348
Fiscal 2004	309	52	5	9	0	(4)	6	(14)	363
Fiscal 2005	326	63	5	17	(0)	(8)	17	(27)	392
LTM	297	59	3	18	(1)	(9)	24	(33)	359
EBIT									
Fiscal 2003	237	25	(2)	3	0	(1)	0	2	263
Fiscal 2004	242	33	1	4	0	(5)	2	(19)	259
Fiscal 2005	249	40	2	11	(1)	(11)	10	(34)	265
LTM	214	33	(0)	10	(2)	(14)	14	(41)	215
CAGR (03 - 05)	7.9%	36.0%	19.5%	40.5%	21.4%	221.8%	88.9%	63.8%	16.2%
Percent of Total Sales									
Fiscal 2003	80.6%	11.8%	1.9%	2.9%	0.2%	0.2%	2.4%	0.2%	100.0%
Fiscal 2004	74.5%	15.1%	2.0%	3.4%	0.2%	0.6%	4.1%	0.2%	100.0%
Fiscal 2005	69.4%	16.1%	2.0%	4.2%	0.3%	1.5%	6.2%	0.3%	100.0%
LTM	66.3%	16.5%	2.1%	4.7%	0.3%	2.4%	7.6%	0.1%	100.0%
EBITDA Margin (%)									
Fiscal 2003	13.9%	12.3%	1.0%	8.0%	6.3%	-24.8%	2.7%	102.1%	13.1%
Fiscal 2004	12.9%	10.9%	7.3%	8.3%	6.2%	-22.3%	4.3%	-269.5%	11.3%
Fiscal 2005	13.0%	10.9%	6.9%	11.3%	-1.3%	-15.2%	7.4%	-245.8%	10.9%
LTM	11.7%	9.3%	4.3%	10.1%	-6.9%	-9.9%	8.0%	-566.4%	9.4%
EBIT Margin (%)									
Fiscal 2003	11.0%	7.9%	-4.4%	3.6%	1.2%	-28.4%	0.5%	59.8%	9.9%
Fiscal 2004	10.1%	6.9%	2.3%	4.1%	1.1%	-27.0%	1.5%	-376.6%	8.1%
Fiscal 2005	10.0%	7.0%	2.3%	7.1%	-6.4%	-20.8%	4.2%	-318.3%	7.4%
LTM	8.4%	5.2%	-0.4%	5.8%	-12.2%	-15.5%	4.7%	-705.1%	5.6%

Note:
Other includes Blue Coral, Sports, Catering, Speedway, Realty and OSI corporate.

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GUIDES FOR THE JOURNEY.® | PiperJaffray.

BALANCE SHEET Balance Sheet as of June 30, 2006 ($ in thousands) Assets Liabilities Cash & Equivalents $57,591 Accounts Payable $93,282 Short Term Investments 1,852 Sales Tax Payable 15,196 Inventory 67,205 Accrued Expense 137,966 Deferred Tax Assets 20,157 Current Portion Partner Deposit 15,301 Other Current Assets 63,608 Unearned Revenue 36,984 Total Current Assets 210,413 Income Taxes Payable 16,993 Current Portion of LT Debt 77,237 PP&E, net 1,476,277 Total Current Liabilities 392,959 Long-Term Investments 25,183 Partner Deposit and Accrued Liability 93,031 Deferred Income Tax Assets 61,662 Deferred Rent 61,195 Goodwill 114,317 Long-Term Debt 185,393 Intangible Assets 11,567 Guaranteed Debt 33,778 Other Assets 146,073 Other Non-Current Liabilities 48,494 Notes Receivable Collateral for Total Liabilities 814,850 Franchise Guarantee 31,150 Minority Interests 42,953 Total Common Equity 1,218,839 Total Assets $2,076,642 Total Liabilities & Equity $2,076,642 19

OWNERSHIP SUMMARY

Institutions (1)

Holder	Primary Shares	Percent of Primary
Capital Research & Mgmt Co	8,011,000	10.7%
Fidelity Management & Research	4,380,990	5.9%
Lord, Abbett & Co. Llc	4,371,066	5.9%
J.P. Morgan Inv Mgmt Inc. (Ny)	3,405,815	4.6%
Jennison Associates Llc	3,382,200	4.5%
American Cent Investment Mgmt.	2,773,209	3.7%
C.S. Mckee L.P.	2,128,610	2.9%
Evergreen Invt Mgmt Co, Llc	2,097,021	2.8%
Tudor Investment Corporation	2,038,000	2.7%
Barclays Gbl Investors, N.A.	1,988,564	2.7%
Berkshire Hathaway Inc.	1,818,800	2.4%
Fenimore Asset Mgmt, Inc.	1,495,233	2.0%
Vanguard Group, Inc.	1,311,512	1.8%
Bessemer Trust Co, N.A. (Us)	1,216,885	1.6%
Eaton Vance Management, Inc.	1,145,288	1.5%
State Str Global Advr (Us)	993,585	1.3%
Sandell Asset Management	979,100	1.3%
Morgan Stanley Inv Mgmt Inc.(U	883,216	1.2%
Boston Co Asset Mgmt, Llc	861,350	1.2%
Jefferies & Company, Inc.	659,100	0.9%
Blackrock Finl Mgmt, Inc. (MI)	651,547	0.9%
Aim Management Group, Inc.	609,954	0.8%
Mercantile-Safe Deposit & Co	609,913	0.8%
Wood Asset Management, Inc.	589,569	0.8%
Columbia Mgmt Advisors, Inc.	578,316	0.8%
Top 25 Institutions	48,979,843	65.6%
Remaining Institutions	17,457,752	23.4%
Total Institutions	**66,437,595**	**89.0%**

Insiders (2)

Holder	Primary Shares	Percent of Primary
Management		
Chris T. Sullivan	2,496,114	3.3%
Paul E. Avery	33,100	0.0%
A. William Allen III.	450,000	0.6%
Joseph J. Kadow	50,000	0.1%
Benjamin P. Novello	91,961	0.1%
Steven T. Shlemon	76,008	0.1%
Thomas James	7,447	0.0%
Total Management	3,204,630	4.3%
Non-Officer Directors		
Robert D. Basham	4,378,204	5.9%
Toby S. Wilt	75,000	0.1%
John A. Brabson, Jr	22,031	0.0%
General (Ret) Tommy Franks	2,603	0.0%
Total Non-Officer Directors	4,477,838	6.0%

Summary of Share Ownership

Holder	Primary Shares	Percent of Primary
Institutions	66,437,595	89.0%
Insiders	7,682,468	10.3%
Other Holders	564,911	0.8%
Total Shares Outstanding	**74,684,974**	**100.0%**

Notes:
(1) Based on ownership as of 09/31/06 reported by Shareworld.
(2) Share count based on merger agreement dated 10/25/06.

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GUIDES FOR THE JOURNEY.® | PiperJaffray.

OVERVIEW OF ACQUIRER Bain Capital Select Investments • Bain Capital is an investment firm specializing in private equity, venture capital, public equity, and leveraged debt assets • Bain Capital was founded in 1984 and is headquartered in Boston, Massachusetts with offices in New York City; London; and Munich, Germany • Bain Capital currently manages over $40 billion in assets • Current fund size: approximately $8 billion • Bain Capital Private Equity has raised nine funds and invested in more than 200 companies, with an aggregate transaction value in excess of $17 billion • Industry focus includes retail, consumer products, food and restaurants and industrial 21

OVERVIEW OF ACQUIRER (CONT’D) Catterton Partners Select Investments • Catterton focuses exclusively on providing equity capital to growing middle-market consumer companies • Founded in 1990, the Company is based in Greenwich, CT • Catterton recently closed its sixth fund, and now has over $2.0 billion of equity capital under management • Current fund size: approximately $650 million • Collectively, the investment professionals at Catterton have over 150 years of relevant industry, investment and operating experience 22

SECTION IV Trading Summary of Oasis

RELATIVE STOCK PRICE PERFORMANCE — LAST 12 MONTHS Stock Price Performance Premium / Discount Metric Stock Price to Offer Price Market Performance Return 1-Day Prior (11/2/06 — Spot) $33.19 20.5% Dow Industrials 14.8% 5-Day Prior (10/27/06 — Spot) 33.05 21.0% S&P 500 14.7% 20-Day Prior (10/06/06 — Spot) 33.33 20.0% Oasis (14.3%) 6 Month Average 33.61 19.0% 12 Month Average 37.75 5.9% 52 Week Low 27.37 46.1% 52 Week High 46.62 (14.2%) 130% Dow Index 120% +14.8% 110% S&P 500 +14.7% 100% Oasis 90% -14.3% 80% 70% 11/2/2005 12/5/2005 1/6/2006 2/9/2006 3/14/2006 4/14/2006 5/19/2006 6/22/2006 7/25/2006 8/25/2006 9/29/2006 11/2/2006 Dow Index S&P 500 OASIS 24

HISTORICAL PRICE / VOLUME TRADING ANALYSIS Last Twelve Months 12,000 $50 Average price: $37.75 Offer price: 10,000 $40.00 $45 8,000 $40 6,000 Price Volume (000s) $35 4,000 $30 2,000 0 $25 11/2/2005 12/5/2005 1/6/2006 2/9/2006 3/14/2006 4/14/2006 5/19/2006 6/22/2006 7/25/2006 8/25/2006 9/29/2006 11/2/2006 Last Three Years 12,000 Average price: $50 $41.34 Offer price: 10,000 $40.00 $45 8,000 $40 6,000 Price Volume (000s) $35 4,000 $30 2,000 0 $25 11/3/2003 2/10/2004 5/20/2004 8/27/2004 12/3/2004 3/14/2005 6/22/2005 9/29/2005 1/6/2006 4/14/2006 7/25/2006 11/2/2006 25

TRADING VOLUME FOR OASIS — LAST 12 MONTHS Trading Values $50 Offer Price: $46.62 $45 $40.00 $37.75 $40 $35 $33.19 $33.05 $33.33 $33.61 $30 $27.37 $25 1-Day Prior 5-Day Prior 20-Day Prior 6 Mo. Average 1 Yr. Average 52 Wk. Low 52 Wk. High (11/2/06 — Spot) (10/27/06 — Spot) (10/06/06 - Spot) (4/26/06) (11/2/05) Volume at Respective Prices Offer Price: 100 $40.00 90 80 70 60 50 36.5% 40 30 18.9% 20.0% 20 14.4% 1.1% 9.1% Number of Shares Traded (Volume) 10 1.1% 0 $24 — $28 $28 — $32 $32 — $36 $36 — $40 $40 — $44 $44 — $48 Volume (in M illions) 26

WALL STREET RESEARCH COVERAGE

Research Coverage Universe

Firm	Analyst	Rating	Price Target	EPS Estimate 2006	EPS Estimate 2007	Last Report
Jefferies	Marcel, A.	Hold	$31.00	$1.54	$1.65	10/26/06
Johnson Rice & Company	Sheridan, M.	Overweight	NA	1.60	1.79	10/26/06
Morgan Keegan (1)	Derrington, R.	Mkt Perform	NA	1.60	2.00	10/26/06
Raymond James & Associates	Elliott, B.	Sell	NA	1.55	1.75	10/18/06
Susquehanna Financial Group	Morabito, T.	Neutral	NA	1.50	1.81	10/12/06
BB&T Capital Markets (1)	Stouffer, B.	Hold	NA	1.58	1.81	10/06/06
Morgan Stanley	Wiltamuth, M.	Hold	NA	1.58	1.81	09/22/06
RBC Capital Markets	Miller, L.	Mkt Perform	35.00	1.54	1.73	09/14/06
Buckingham Research Group	Kalinowski, M.	Accumulate	39.00	1.60	1.90	09/13/06
Bank of America Securities	Barish, A.M.	Hold	31.00	1.59	1.80	08/31/06
JP Morgan (1)	Ivankoe J.	Hold	NA	1.58	1.74	08/31/06
SG Cowen	Westra, P.	Buy	NA	1.60	1.85	08/31/06
Garp Research & Securities	Furlong, R.	Buy	NA	1.61	1.78	08/18/06
CIBC World Markets Corp	Glass, J.	Hold	36.00	1.57	1.80	08/04/06
Argus Research	Staszak, J.	Hold	NA	1.67	2.01	08/01/06
Standard & Poors	Milton, D.	Hold	NA	1.50	2.10	07/28/06
Stephens Inc	Collier, L.	Hold	34.00	1.43	1.77	07/27/06
Wachovia Securities	Omohundro, J.	Hold	28.00 - 33.00	1.48	1.65	07/27/06
Oppenheimer & Co. Inc. (1)	Smith, M.	Hold	NA	1.38	1.52	07/26/06

Notes:

(1) Denotes firms that no longer issue price targets.

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SECTION V Summary of Analyses

SUMMARY OF CONSIDERATION Summary of Consideration Public market valuation ($ mm, except per share data) Amount Offer price per share $40.00 Fully diluted shares outstanding (mm)(1) 77.8 Equity value $3,112 Plus: Total debt 296 Plus: M inority interest 43 Less: Cash and marketable securities (59) Enterprise value 3,392 Transaction multiples (2) Enterprise value / LTM sales 0.9x Enterprise value / LTM EBITDA 9.4x Notes: (1) Based on the Treasury Stock M ethod for determining in-the-money options. (2) Sales and EBITDA based on the Company’s quarterly results for the period September 30, 2006. (3) LTM EBITDA has been adjusted to exclude non-recurring expenses and non-cash catch-up charges pertaining to the Company’s partnership plans. 29

SUMMARY OF ADJUSTMENTS

Dollars in millions	LTM	2006	2007	2008	2009	2010	2011
	Financial Results (1)						
Reported EBITDA	$321.2	$313.0	$401.4	$478.1	$533.5	$602.3	$654.9
Adjustments to EBITDA (2)							
Asset impairment and restaurant closures	13.6	11.6	0.0	0.0	0.0	0.0	0.0
International asset impairment charge	1.5	0.0	0.0	0.0	0.0	0.0	0.0
PEP conversion costs (3)	21.3	25.1	8.3	2.8	0.6	0.1	0.0
Unredeemed gift certificates (4)	0.2	0.3	0.0	0.0	0.0	0.0	0.0
Lease related expenses	1.3	2.5	0.0	0.0	0.0	0.0	0.0
Total	37.8	39.5	8.3	2.8	0.6	0.1	0.0
Adjusted EBITDA	359.1	352.5	409.7	480.9	534.2	602.4	654.9
Adjusted EBITDA	359.1	352.5	409.7	480.9	534.2	602.4	654.9
D&A	144.5	150.0	165.5	173.3	182.5	197.0	211.1
EBIT	214.5	202.5	244.2	307.6	351.6	405.4	443.8
Interest expense	(9.0)	5.2	(9.6)	(5.8)	(3.9)	(3.9)	(3.8)
Other income	4.2	(10.7)	0.5	0.9	3.2	7.6	13.5
Income before taxes and minority interest	209.7	196.9	235.1	302.7	350.9	409.1	453.4
Taxes (5)	62.5	55.6	74.1	95.3	110.5	128.9	142.8
Incremental Taxes (6)	19.8	20.8	5.1	1.7	0.4	0.0	0.0
Total taxes	82.4	76.3	79.1	97.1	110.9	128.9	142.8
Income before minority interest	127.3	120.6	155.9	205.6	240.0	280.2	310.6
Minority interest	8.6	8.6	8.8	9.8	12.0	13.4	15.6
Adjusted net income	118.7	112.0	147.1	195.8	228.0	266.8	295.0
Share count	76.5	76.5	76.5	76.5	76.5	76.5	76.5
EPS	1.55	1.46	1.92	2.56	2.98	3.49	3.85
Reported net income	112.0	104.4	146.5	195.6	227.9	266.8	295.0
Reported EPS	1.46	1.36	1.91	2.56	2.98	3.49	3.85
Supporting data:							
Income before taxes and minority interest	172	157	227	300	350	409	453
Taxes	51	44	71	94	110	129	143
Effective tax rate (4)	29.8%	28.2%	31.5%	31.5%	31.5%	31.5%	31.5%
Pretax adjustments to net income							
EBITDA adjustments	38	40	8	3	1	0	0
Gain on sale of Miami property	(5)	(5)	0	0	0	0	0
Total	33	34	8	3	1	0	0

Notes:

(1) Financial results based on the Company's management plan.
(2) Based on discussions with Company management.
(3) Related to non-cash catch-up charges pertaining to the Company's partnership plans.
(4) Reflects a change in the breakage rate and a conversion to remote recognition.
(5) Based on the Company's implied effective tax rate according to the reported results.
(6) Reflects tax adjusted treatment of the add-backs at the statutory tax rate of 39%.

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SUMMARY OF ANALYSES Comparable Public Company Analysis Precedent Trans. Premiums Paid Analysis DCF $110 $100 $95.51 Mean $90 Median $71.30 $77.69 $80 $69.26 $70.17 $70 $67.23 $63.99 $60 $54.71 $54.08 $50.72 $51.98 $50.16 $50 Offer $34.19 Price: $40 $40.00 $30.78 $30 $33.67 $29.36 $29.87 $29.14 $34.00 $26.60 $24.47 $23.81 $23.98 $20 $22.55 $19.86 $21.95 $19.22 $20.29 $10 $0 LTM CY 2006 CY 2007 CY 2007 LTM 20 — Day LTM LTM Sales CY 2006 P/ E CY 07 P/ E CY 07 PEG LTM Sales 1 — Day Prior 5 — Day Prior EBITDA PEG Sales EBITDA EBITDA Prior EBITDA Metric $3,840 $359 $1.46 $1.46 $4,243 $410 $1.92 $1.92 $3,840 $359 $33.19 $33.05 $33.33 $359 Max 2.2x 17.2x 34.7x 1.7x 1.6x 11.4x 27.0x 1.4x 1.6x 12.9x 92.8% 103.4% 110.5% 11.6x Mean 1.2x 10.0x 21.1x 1.4x 1.1x 8.3x 17.7x 1.2x 0.8x 7.7x 26.4% 29.1% 31.0% —Median 1.1x 9.0x 20.0x 1.4x 0.9x 8.2x 17.2x 1.2x 0.7x 7.4x 24.8% 27.0% 27.1% —Min 0.6x 8.0x 15.4x 1.1x 0.6x 6.0x 13.8x 0.8x 0.5x 5.0x -26.3% -28.0% -28.1% 8.1x At Offer 0.9x 9.4x 27.3x 2.2x 0.8x 8.3x 20.8x 1.7x 0.9x 9.4x 20.5% 21.0% 20.0% 9.4x Note: LTM financial results for the period ending September 30, 2006. Note: Financial results have been adjusted to exclude non-recurring expenses and non-cash catch-up charges pertaining to the Company’s partnership plans. 31

SUMMARY ANALYSIS OF OASIS Comparable Public Company Analysis Oasis Comparable Public Company Analysis At Offer Price Min Mean Median Max Enterprise Value / LTM Sales 0.9x 0.6x 1.2x 1.1x 2.2x Enterprise Value / 2007 Sales 0.8x 0.6x 1.1x 0.9x 1.6x Enterprise Value / LTM EBITDA 9.4x 8.0x 10.0x 9.0x 17.2x Enterprise Value / 2007 EBITDA 8.3x 6.0x 8.3x 8.2x 11.4x 2006 P/E 27.3x 15.4x 21.1x 20.0x 34.7x 2007 P/E 20.8x 13.8x 17.7x 17.2x 27.0x 2006 PEG 2.2x 1.1x 1.4x 1.4x 1.7x 2007 PEG 1.7x 0.8x 1.2x 1.2x 1.4x Precedent Transactions Analysis Oasis Precedent Transactions Analysis At Offer Price Min Mean Median Max Enterprise Value / LTM Sales 0.9x 0.5x 0.8x 0.7x 1.6x Enterprise Value / LTM EBITDA 9.4x 5.0x 7.7x 7.4x 12.9x 32

SUMMARY ANALYSIS OF OASIS (CONT’D) Premiums Paid Analysis Offer Premium / Comparable Premiums Premiums Paid Price Price (Discount) Min Mean Median Max 1-Day Prior (spot price) $33.19 $40.00 20.5% -26.3% 26.4% 24.8% 92.8% 5-Day Prior (spot price) 33.05 40.00 21.0% -28.0% 29.1% 27.0% 103.4% 20-Day Prior (spot price) 33.33 40.00 20.0% -28.1% 31.0% 27.1% 110.5% Notes: (1) Based on pending and completed acquisitions of U.S. target companies since January 1, 2000. (2) Based on U.S. target companies with a market capitalization between $1.0 and $5.0 billion on the date of announcement. (3) Data set excludes companies in the financial services, healthcare, technology and telecommunications industries. (4) Premiums paid analysis reflects the premiums / (discounts) paid for public company acquisitions by both strategic and financial buyers. Discounted Cash Flow Analysis Implied Equity Value Per Share Discount Rate Exit Multiple 11.1% 12.1% 13.1% 14.1% 15.1% 7.0x $40.24 $38.46 $36.78 $35.18 $33.67 7.5x 42.72 40.84 39.05 37.36 35.74 8.0x 45.20 43.21 41.32 39.53 37.82 8.5x 47.68 45.58 43.59 41.70 39.90 9.0x 50.16 47.96 45.86 43.87 41.98 33

SECTION VI Comparable Public Company Analysis

CRITERIA FOR COMPARABLE PUBLIC COMPANY ANALYSIS Methodology • Overview: — The comparable public company analysis reviews securities of publicly-traded companies deemed to be comparable to Oasis’ business. Share pricing in the public market incorporates a wide range of factors, including general economic and market conditions, interest rates, inflation and investor perceptions • Selection Process: — The analysis focused on publicly-traded companies engaged in the full-service dining segment of the restaurant industry with market capitalizations greater than $200 million — Comparable companies include full-service steak concepts, and other full-service restaurants chains with long-term EPS growth rates between 10% and 15% — Companies which Piper Jaffray deemed comparable to Oasis, include: 3/4 Texas Roadhouse 3/4 Rare Hospitality 3/4 Morton’s Restaurant Group 3/4 Ruth’s Chris 3/4 Darden Restaurants 3/4 Landry’s Restaurants 3/4 Brinker International 3/4 Applebee’s International 3/4 O’Charley’s 3/4 Bob Evans 3/4 CBRL Group 35

COMPARABLE RESTAURANT PERFORMANCE Over the last twelve months, Oasis has underperformed an index of comparable companies Relative Price Performance 130% 125% Comparable 120% Index +15.8% 115% Dow Index 110% +14.8% 105% S&P 500 +14.7% 100% 95% Oasis 90% -14.3% 85% 80% 75% 70% 11/2/2005 12/5/2005 1/6/2006 2/9/2006 3/14/2006 4/14/2006 5/19/2006 6/22/2006 7/25/2006 8/25/2006 9/29/2006 11/2/2006 Dow Index S&P 500 OASIS Full Service Casual Index (1) Comparable company index includes APPB, CHUX, CRI, EAT, LNY, MRT, MSSR, RARE, RI, RUTH and TXRH. 36

COMPARABLE PUBLIC COMPANY ANALYSIS

($ in millions, except per share data)

Company	Price 11/02/06	Equity Value	Company Value	Change from 12-Month Low	Change from 12-Month High	LT Growth Rate (1)	P/E Multiple (1) CY '06	P/E Multiple (1) CY '07	PEG Ratio CY '06	PEG Ratio CY '07	CV / LTM Sales	CV / LTM EBITDA	CV / 2007 Sales	CV / 2007 EBITDA
Selected Full Service Restaurant Companies														
Darden Restaurants	$41.59	6,548	7,150	35%	(6%)	13%	18.2x	16.4x	1.5x	1.3x	1.2x	9.4x	1.1x	8.5x
Brinker International	45.76	3,891	4,338	45%	(5%)	13%	19.1x	16.8x	1.4x	1.2x	1.0x	8.6x	0.9x	7.3x
Applebee's	22.89	1,790	1,981	32%	(14%)	13%	19.5x	17.6x	1.5x	1.3x	1.5x	8.6x	1.4x	8.5x
CBRL Group	43.11	1,412	2,242	35%	(10%)	12%	15.4x	14.6x	1.3x	1.2x	0.9x	8.0x	0.8x	8.7x
Bob Evans	33.11	1,220	1,414	54%	(5%)	NA	22.8x	19.5x	NA	NA	0.9x	9.1x	0.8x	NA
Texas Roadhouse	14.66	1,145	1,147	60%	(15%)	21%	34.7x	27.0x	1.7x	1.3x	2.2x	17.2x	1.6x	11.4x
RARE Hospitality	31.22	1,089	1,116	25%	(10%)	18%	20.0x	17.1x	1.1x	1.0x	1.1x	9.0x	0.9x	7.6x
Landry's Restaurants	29.09	667	1,485	13%	(20%)	11%	17.7x	13.8x	1.6x	1.2x	1.1x	8.0x	1.2x	7.5x
O'Charley's, Inc.	20.09	471	621	58%	(5%)	13%	22.5x	19.0x	1.7x	1.4x	0.6x	8.0x	0.6x	6.0x
Ruth's Chris Steak House	18.52	451	476	14%	(25%)	18%	21.0x	17.6x	1.1x	1.0x	2.1x	14.1x	1.4x	9.0x
Morton's Restaurant Group	16.17	273	320	20%	(20%)	19%	21.2x	15.6x	1.1x	0.8x	1.0x	10.1x	0.9x	7.8x
Low				13%	(25%)	11%	15.4x	13.8x	1.1x	0.8x	0.6x	8.0x	0.6x	6.0x
Average				36%	(12%)	15%	21.1x	17.7x	1.4x	1.2x	1.2x	10.0x	1.1x	8.3x
Median				35%	(10%)	13%	20.0x	17.1x	1.4x	1.2x	1.1x	9.0x	0.9x	8.2x
High				60%	(5%)	21%	34.7x	27.0x	1.7x	1.4x	2.2x	17.2x	1.6x	11.4x
Oasis														
Current Market Price (2)	33.19	2,535	2,773	22%	(31%)	12%	22.7x	17.3x	1.8x	1.4x	0.7x	7.7x	0.7x	6.9x
Offer Price (2) (3)	40.00	3,112	3,392	47%	(17%)	12%	27.3x	20.8x	2.2x	1.7x	0.9x	9.4x	0.8x	8.3x

Notes:
(1) Long-term growth rate and earnings per share estimates provided by First Call and Wall Street research. Long-term growth rates based on expected five year secular growth trends.
(2) Based on the most recent trading price of $33.19 per share (as of 11/02/06).
(3) LTM and 2007 projected financial results have been provided by management and adjusted to exclude non-cash charges pertaining to catch-up payments related to the Company's partnership programs.

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COMPARABLE PUBLIC COMPANY ANALYSIS (CONT’D) 2.5x 2.2x 2.1x 2.0x 1.5x Average: 1.5x 1.2x 1.2x 1.1x 1.1x 1.0x 1.0x 1.0x 0.9x 0.9x 0.9x Comany Value / LTM Sales 0.6x 0.5x 0.0x Texas Ruth’s Chris Applebee’s Darden RARE Landry’s Brinker Morton’s Bob Evans CBRL Group O’Charley’s, Oasis Roadhouse Steak House Restaurants Hospitality Restaurants International Restaurant Inc. Group 20.0x 17.2x 16.0x 14.1x Average: 12.0x 10.0x 10.1x 9.4x 9.1x 9.0x 9.4x 8.6x 8.6x 8.0x 8.0x 8.0x Company Value / LTM EBITDA 8.0x 4.0x 0.0x Texas Ruth’s Chris Morton’s Darden Bob Evans RARE Brinker Applebee’s O’Charley’s, CBRL Group Landry’s Oasis Roadhouse Steak House Restaurant Restaurants Hospitality International Inc. Restaurants Group 38

COMPARABLE PUBLIC COMPANY ANALYSIS (CONT’D) 40.0x 34.7x 35.0x 30.0x 27.3x Average: 25.0x 22.8x 22.5x 21.1x 21.2x 21.0x 20.0x 19.5x 19.1x 20.0x 18.2x 17.7x 15.4x 2006 P / E Multiple 15.0x 10.0x 5.0x 0.0x Texas Bob Evans O’Charley’s, Morton’s Ruth’s Chris RARE Applebee’s Brinker Darden Landry’s CBRL Group Oasis Roadhouse Inc. Restaurant Steak House Hospitality International Restaurants Restaurants Group 30.0x 27.0x 24.0x Average: 20.8x 19.5x 19.0x 17.7x 17.6x 17.6x 17.2x 18.0x 16.4x 16.8x 15.6x 14.6x 13.8x 2007 P / E Multiple 12.0x 6.0x 0.0x Texas Bob Evans O’Charley’s, Applebee’s Ruth’s Chris RARE Darden Brinker Morton’s CBRL Group Landry’s Oasis Roadhouse Inc. Steak House Hospitality Restaurants International Restaurant Restaurants Group 39

COMPARABLE PUBLIC COMPANY ANALYSIS (CONT’D) 2.5x 2.2x 2.0x 1.7x 1.7x Average: 1.6x 1.5x 1.4x 1.4x 1.4x 1.5x 1.3x 1.1x 1.1x 1.1x 2006 PEG Ratio 1.0x 0.5x NA 0.0x O’Charley’s, Texas Landry’s Applebee’s Darden Brinker CBRL Group RARE Ruth’s Chris Morton’s Bob Evans Oasis Inc. Roadhouse Restaurants Restaurants International Hospitality Steak House Restaurant Group 1.8x 1.7x 1.5x 1.4x Average: 1.3x 1.3x 1.3x 1.2x 1.2x 1.2x 1.2x 1.3x 1.0x 1.0x 1.0x 0.8x 2007 PEG Ratio 0.8x 0.5x 0.3x NA 0.0x O’Charley’s, Applebee’s Texas Darden CBRL Group Landry’s Brinker RARE Ruth’s Chris Morton’s Bob Evans Oasis Inc. Roadhouse Restaurants Restaurants International Hospitality Steak House Restaurant Group 40

SECTION VII Precedent Transactions Analysis

CRITERIA FOR PRECEDENT TRANSACTIONS ANALYSIS Methodology • Overview: — The precedent transactions analysis encompasses a review of change of control transactions involving companies operating similar businesses and having SIC code classifications deemed similar to Oasis — This analysis is based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources • Transaction Selection Process: — This analysis reviewed a group of transactions selected based on the following factors: 3/4 Transactions in SIC codes 5813 (drinking places) and 5812 (eating places) 3/4 Transaction targets engaged in restaurant industry and deemed similar to Oasis 3/4 Transactions announced and closed between January 2003 and the present 3/4 Transactions with publicly available information on terms 3/4 Focuses on transactions with values greater than $50 million 3/4 Excludes share repurchases and acquisitions of minority interests 42

PRECEDENT TRANSACTIONS ANALYSIS

Date Ann.	Date Effect.	Acquirer	Target	Enterprise Value	Transaction Value / LTM Sales	Transaction Value / LTM EBITDA	EBITDA Margin
10/10/06	Pending	J.H. Whitney Capital Partners	Joe's Crab Shack (Landry's Restaurant Inc.)	$192.0	NA	5.6x	NA
08/28/06	08/28/06	Catterton Partners and Oak Investement Partners	Cheddar's	NA	NA	NA	NA
08/18/06	08/18/06	Sun Capital Partners	Real Mex Restaurants	NA	NA	NA	NA
08/18/06	Pending	Lone Star Funds	Lone Star Steakhouse & Saloon	556.3	0.8x	12.0x	6.6%
07/25/06	07/25/06	Buffets Inc	Ryan's Restaurant Group	841.9	NA	10.3x	NA
06/29/06	06/29/06	Bruckmann, Rosser, Sherrill / Castle Harlan	Bravo Inc.	NA	NA	NA	NA
05/30/06	05/30/06	Zensho Co., Ltd.	Catalina	NA	NA	NA	NA
05/22/06	06/29/06	Briad Group	Main Street Restaurant Group	136.3	0.6x	8.2x	6.8%
03/06/06	05/05/06	Merrill Lynch Global Private Equity	NPC International Inc.	NA	NA	NA	NA
02/17/06	06/20/06	Wellspring Capital Management LLC	Checkers Drive-In Restaurants	195.0	1.0x	7.2x	14.0%
02/01/06	03/30/06	Grotech Capital, Charlesbank Capital, Leonard Green & Partners	Del Taco, Inc.	600.0	1.0x	7.5x	12.9%
12/12/05	03/02/06	Newcastle Partners and Steel Partners	Fox & Hound Restaurant Group	179.6	1.1x	8.2x	13.3%
12/12/05	03/01/06	Bain Capital, The Carlyle Group and Thomas H. Lee Partners	Dunkin' Brands, Inc. (Dunkin' Donuts, Baskin-Robbins, Togo's)	2,425.0	NA	12.9x	NA
12/08/05	03/08/06	Wellspring Capital Management LLC	Dave & Buster's Inc.	375.0	0.9x	6.0x	14.5%
10/28/05	10/28/05	Leonard Green Partners	Claim Jumper Restaurants	NA	NA	NA	NA
10/19/05	10/19/05	Sun Capital Partners	Garden Fresh Restaurant Corporation	NA	NA	NA	NA
10/03/05	02/02/06	Bruckmann, Rosser, Sherrill & Co.	Corner Bakery Café	64.0	0.5x	6.0x	8.3%
09/28/05	11/21/05	Trimaran Capital Partners	El Pollo Loco	415.0	NA	9.4x	NA
09/06/05	09/22/05	Castle Harlan Inc.	Perkins Restaurant & Bakery	245.0	0.7x	6.6x	10.7%
06/27/05	08/10/05	Palladium Equity Partners	Taco Bueno Restaurants	NA	NA	NA	NA
05/31/05	07/23/05	Triarc Cos.	RTM Restaurant Group (Arby's Franchisee)	727.0	0.9x	NA	NA
05/18/05	08/22/05	Management / PNC Mezzanine Capital	Au Bon Pain	120.0	0.7x	NA	NA
04/29/05	09/22/05	Pacific Equity Partners	Worldwide Restaurant Concepts	221.7	0.6x	7.4x	8.4%
01/20/05	03/07/05	Trimaran Capital Partners	Charlie Brown's Inc.	140.0	NA	7.5x	NA
01/11/05	02/23/05	Centre Partners Management	Uno Restaurant Holdings Corp.	190.0	0.7x	5.6x	12.7%
11/24/04	12/27/04	Charlesbank Capital Partners / Grotech Capital Group	Captain D's	NA	NA	NA	NA
11/01/04	12/28/04	Crescent Capital Investments	Church's Chicken	390.0	1.6x	7.5x	20.8%
06/16/04	04/14/05	Management / Investor Group	Quality Dining, Inc.	131.3	0.6x	6.3x	9.1%
06/14/04	07/08/04	Bob Evans Farms	Mimi's Café	182.0	0.7x	9.6x	7.5%
11/10/03	11/10/03	Brazos Private Equity Partners	Cheddar's	NA	NA	NA	NA
09/29/03	03/10/04	Centre Partners Management / Fairmont Capital	Garden Fresh Restaurant Corporation	134.3	0.6x	5.0x	12.4%
06/17/03	06/17/03	Wind Point Partners	VICORP Restaurants Inc	225.0	0.6x	5.1x	11.3%
Maximum					1.6x	12.9x	20.8%
Mean					0.8x	7.7x	11.3%
Median					0.7x	7.4x	11.3%
Minimum					0.5x	5.0x	6.6%

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SECTION VIII Discounted Cash Flow Analysis

CRITERIA FOR DISCOUNTED CASH FLOW ANALYSIS Methodology • Overview: — The Discounted Cash Flow (“DCF”) Analysis is used to calculate a range of theoretical values for Oasis, including (i) the present value of implied future cash flows of Oasis’ business and (ii) a terminal value which is an estimate of the future value of Oasis’ business at the end of the projection period — Oasis’ projected financial data for the period beginning 2007 and ending 2011 is based on projections prepared by Oasis’ management team — For purposes of this analysis, Piper Jaffray used a range of discount rates from 11.1% to 15.1% and a range of terminal EBITDA multiples from 7.0x to 9.0x applied to projected 2011 EBITDA 3/4 Discount rates are based on a detailed weighted average cost of capital calculation for comparable publicly-traded companies, using a risk free rate of 4.77%, a market risk premium of 7.20% and an effective cost of debt of 5.27% 3/4 Terminal EBITDA multiple is based on the mean transaction multiple paid in relevant change of control acquisitions 45

DISCOUNTED CASH FLOW ANALYSIS Projected Financial Results (1) Dollars in millions 2007 2008 2009 2010 2011 Income statement; EBITDA (2) $410 $481 $534 $602 $655 Operating income 244 308 352 405 444 Income taxes (31.5% ) 77 97 111 128 140 After-tax operating income 167 211 241 278 304 Unlevered free cash flow calculation: Depreciation & amortization 166 173 183 197 211 Changes in working capital 12 (9) (10) (17) (25) Maintenance capex (15) (33) (33) (33) (13) Growth capex (186) (182) (192) (200) (199) Unlevered free cash flow 143 159 188 225 278 Discounted free cash flow calculation: Unlevered free cash flow 143 159 188 225 278 Terminal exit multiple 8.0x Terminal value 5,239 Total free cash flow 143 159 188 225 5,517 Net present value calculation: Discount rate (3) 13.1% Net present value of unlevered free cash flows 127 125 130 137 150 Net present value of terminal value 0 0 0 0 2,826 Enterprise value 3,495 Less: total debt (296) Less: minority interest (43) Plus: cash 59 Equity value 3,215 Fully diluted shares outstanding 77.8 Value per share $41.32 Discount rate (2) Sensitivity analysis: 11.1% 12.1% 13.1% 14.1% 15.1% 7.0x $40.24 $38.46 $36.78 $35.18 $33.67 7.5x 42.72 40.84 39.05 37.36 35.74 Exit multiple of EBITDA in 2011 8.0x 45.20 43.21 41.32 39.53 37.82 8.5x 47.68 45.58 43.59 41.70 39.90 9.0x 50.16 47.96 45.86 43.87 41.98 Notes: (1) Financial projections provided by management. (2) Excludes non-recurring expenses and non-cash catch-up charges pertaining to the Company’s partnership plans. (3) Discount rate based on the weighted average cost of capital. 46

SECTION IX Premiums Paid Analysis

CRITERIA FOR PREMIUMS PAID ANALYSIS • Overview: — The premiums paid analysis encompasses a review of transactions involving a broad set of companies — The analysis is based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources • Transaction Selection Process for Overall Dataset: — This analysis reviewed a group of transactions selected based on the following: 3/4 Deals announced between 1/1/2000 and present 3/4 Deals with U.S. publicly-traded targets 3/4 Deals with an enterprise value between $1 billion and $5 billion 3/4 Deals with publicly available information 3/4 Excludes share repurchases, acquisitions of a minority interest and acquisitions of a division 3/4 Exclude deals in the technology, finance and healthcare sectors 3/4 Search yielded 166 results • Transaction Selection Process for Going Private Dataset: — This analysis reviewed a group of transactions selected based on the following: 3/4 Deals announced between 1/1/2000 and present 3/4 Deals where the acquirer is a financial sponsor or private equity consortium 3/4 Deals with U.S. publicly-traded targets 3/4 Deals with an enterprise value between $1 billion and $5 billion 3/4 Deals with publicly available information 3/4 Search yielded 26 results 48

HISTORICAL PREMIUMS PAID

Date Ann.	Date Eff.	Target	Acquirer	Enter. Value	Premiums Paid Analysis 1 - Day	5 - Day	20 - Day
10/25/06	Pending	Yankee Candle Co Inc	Madison Dearborn Partners LLC	$1,622.9	21.0	19.0	21.3
10/16/06	Pending	Open Solutions Inc	The Carlyle Group / Providence	1,284.6	25.5	30.9	34.3
10/15/06	Pending	JLG Industries Inc	Oshkosh Truck Corp	2,965.4	34.9	37.5	52.3
10/11/06	Pending	Jacuzzi Brands Inc	Apollo Management LP	1,269.5	20.8	20.2	20.8
09/10/06	Pending	NS Group Inc	IPSCO Inc	1,331.7	43.0	42.0	41.0
09/05/06	Pending	Veritas DGC Inc	Cie Generale de Geophysique SA	3,012.3	20.6	33.5	31.3
08/31/06	Pending	MacDermid Inc	Hellman Friedman / Texas Pacific Group	1,233.7	14.0	21.7	16.5
08/28/06	Pending	Giant Industries Inc	Western Refining Inc	1,407.0	15.6	17.7	16.2
08/28/06	Pending	Bois d'Arc Energy Inc	Comstock Resources Inc	1,038.5	0.0	(0.4)	(4.0)
08/28/06	Pending	Energy Partners Ltd	ATS Inc	1,234.0	25.0	26.2	26.6
08/18/06	Pending	Gold Kist Inc	Pilgrims Pride Corp	1,012.4	56.5	55.8	53.0
08/15/06	Pending	Delta & Pine Land Co	Monsanto Co	1,450.8	15.9	17.5	26.5
08/10/06	Pending	Banta Corp	Cenveo Inc	1,138.6	8.7	41.8	13.6
08/08/06	Pending	Aleris International Inc	Texas Pacific Group Inc	2,320.7	26.8	29.8	15.5
07/14/06	Pending	Petco Animal Supplies Inc	Leonard Green & Partners / Texas Pacific Group	1,793.7	49.1	48.3	57.9
07/06/06	Pending	Peoples Energy Corp	WPS Resources Corp	2,498.5	15.0	14.5	9.2
07/05/06	Pending	ADVO Inc	Valassis Communications Inc	1,327.3	53.8	56.8	46.4
07/05/06	Pending	Duquesne Light Holdings	Castor Holdings LLC	2,797.2	21.7	23.9	25.7
06/15/06	Pending	Intermagnetics General Corp	Koninklijke Philips Electronic	1,207.6	27.9	21.1	34.9
06/12/06	10/05/06	Maverick Tube Corp	Tenaris SA	3,233.0	36.6	36.4	22.6
06/12/06	Pending	Pacific Energy Partners LP	Plains All American Pipeline	1,984.3	10.6	10.2	15.4
06/12/06	Pending	Houston Exploration Co	JANA Partners LLC	2,347.4	13.4	19.0	17.5
05/31/06	10/24/06	West Corp	Thomas H. Lee Partners / Quadrangle Group	3,801.2	13.0	18.2	5.8
05/16/06	Pending	NCO Group Inc	One Equity Partners	1,355.4	44.4	35.5	26.1
05/15/06	Pending	Atmel Corp	RDG Capital Llc	2,643.7	17.0	(1.3)	10.2
05/01/06	09/20/06	Aviall Inc	Boeing Co	2,089.8	27.3	28.7	27.2
04/21/06	07/12/06	KCS Energy Inc	Petrohawk Energy Corp	1,880.2	9.6	18.8	30.7
04/13/06	Pending	Aztar Corp	Wimar Tahoe Corp	2,686.9	75.9	82.1	71.4
04/12/06	05/19/06	Sybron Dental Specialties Inc	Danaher Corp	2,235.1	12.6	9.7	22.5
04/03/06	Pending	Alderwoods Group Inc	Service Corp International	1,170.4	11.7	17.7	18.3
03/17/06	07/26/06	William Lyon Homes	General William Lyon	1,670.0	44.0	50.5	27.0
03/06/06	06/01/06	Education Management Corp	Goldman Sachs Capital Partners	3,145.2	16.3	13.0	34.1
01/22/06	05/03/06	Sports Authority Inc	Leonard Green & Partners	1,371.1	20.0	26.0	20.7
01/18/06	04/13/06	Burlington Coat Factory	Bain Capital Inc	1,861.8	2.1	4.0	13.3
01/10/06	03/31/06	Hughes Supply Inc	Home Depot Inc	3,475.7	20.6	27.0	24.0
12/13/05	06/08/06	Anteon International Corp	General Dynamics Corp	2,100.9	34.6	30.7	23.6
11/09/05	01/25/06	La Quinta Corp	Blackstone Group LP	2,934.2	36.9	33.1	40.8
11/08/05	02/03/06	Linens n Things Inc	Apollo Management	1,272.3	7.9	14.9	17.0
10/16/05	11/30/05	Adv Neuromodulations Sys Inc	St Jude Medical Inc	1,210.0	30.4	22.8	21.8
10/13/05	01/30/06	Vintage Petroleum Inc	Occidental Petroleum Corp	3,938.8	34.3	31.8	24.6

49

GUIDES FOR THE JOURNEY.® PiperJaffray.

HISTORICAL PREMIUMS PAID (CONT'D)

Date Ann.	Date Eff.	Target	Acquirer	Enter. Value	Premiums Paid Analysis 1 - Day	5 - Day	20 - Day
09/21/05	01/31/06	Engineered Support Systems Inc	DRS Technologies Inc	1,786.0	27.6	26.6	18.3
09/19/05	12/13/05	Spinnaker Exploration Co	Norsk Hydro ASA	2,542.7	34.4	44.3	51.5
09/18/05	11/17/05	TBC Corp	Sumitomo Corp of America	1,102.8	34.0	34.4	34.6
08/24/05	12/09/05	York International Corp	Johnson Controls Inc	3,110.3	38.3	36.1	35.2
08/02/05	01/31/06	Reebok International Ltd	adidas-Salomon AG	4,291.1	38.0	37.9	39.1
07/17/05	03/31/06	Maytag Corp	Whirlpool Corp	2,588.4	83.1	100.4	39.1
06/14/05	08/16/05	Wyndham International Inc	Blackstone Group LP	1,931.0	18.6	19.8	19.8
06/02/05	07/29/05	Titan Corp	L-3 Communications Hldg Inc	2,651.3	15.3	25.8	33.1
05/25/05	10/01/05	Visteon Corp	Ford Motor Co	2,116.1	10.0	80.6	84.5
05/16/05	08/05/05	Overnite Corp	UPS	1,282.8	46.2	35.8	42.7
05/12/05	08/02/05	Cuno Inc	3M Co	1,348.6	31.3	34.7	36.8
04/18/05	10/10/05	Electronics Boutique Holdings	GameStop Corp	1,346.4	34.2	31.3	34.2
03/09/05	07/01/05	Great Lakes Chemical Corp	Crompton Corp	1,768.8	10.1	9.1	17.4
03/07/05	12/16/05	Insight Communications Co Inc	The Carlyle Group	3,384.2	21.4	23.7	12.5
03/07/05	06/24/05	United Defense Industries Inc	BAE Systems Inc	4,250.4	28.7	37.1	46.6
02/28/05	05/24/05	USF Corp	Yellow Roadway Corp	1,391.3	31.5	32.1	30.5
02/24/05	02/24/05	TEPPCO Partners LP	EPCO Inc	4,099.7	(0.7)	(0.1)	4.1
01/31/05	06/03/05	Pulitzer Inc	Lee Enterprises Inc	1,528.7	1.7	(1.5)	(0.9)
01/26/05	06/07/05	Magnum Hunter Resources Inc	Cimarex Energy Co	1,537.9	27.3	29.0	30.6
01/04/05	02/07/05	United Industries Corp	Rayovac Corp	3,227.2	NA	NA	NA
12/16/04	05/16/05	Patina Oil & Gas Corp	Noble Energy Inc	3,288.0	23.0	25.6	27.2
12/05/04	03/22/05	Sola International Inc	Carl Zeiss Vision Holding GmbH	1,083.2	26.6	33.9	42.5
11/24/04	02/22/05	Ionics Inc	GE Infrastructure Inc	1,297.6	47.9	43.0	52.5
11/19/04	04/27/05	Hollywood Entertainment Corp	Movie Gallery Inc	1,073.7	23.8	22.7	18.1
11/05/04	01/07/05	KinderCare Learning Ctr Inc	Knowledge Learning Corp	1,015.0	NA	NA	NA
11/03/04	10/03/05	Argosy Gaming Co	Penn National Gaming Inc	2,149.3	16.4	11.1	17.8
11/01/04	07/01/05	Kaneb Pipe Line Partners LP	Valero LP	2,360.0	21.3	17.8	19.1
11/01/04	07/01/05	Kaneb Services LLC	Valero LP	1,154.1	37.9	34.1	31.7
10/25/04	03/11/05	International Steel Group Inc	Ispat International NV	4,131.8	22.7	22.9	17.0
10/20/04	12/10/04	Boca Resorts Inc	Blackstone Real Estate Advisor	1,188.9	27.9	30.6	31.1
10/19/04	12/22/04	Robert Mondavi Corp	Constellation Brands Inc	1,272.0	49.9	52.3	50.9
09/29/04	11/12/04	Orbitz Inc	Cendant Corp	1,059.0	34.5	33.8	48.4
08/12/04	03/11/05	Varco International Inc	National-Oilwell Inc	2,925.7	9.2	10.0	5.6
07/27/04	01/06/05	Ocular Sciences Inc	Cooper Cos Inc	1,151.8	18.5	14.9	17.7
07/22/04	12/23/04	AMC Entertainment Inc	Marquee Holdings Inc	1,383.5	13.6	35.9	23.3
07/21/04	04/13/05	Texas Genco Holdings Inc	Johnson Development / Cherokee Investment Partners	3,575.4	28.4	42.2	39.2
05/04/04	09/28/04	Evergreen Resources Inc	Pioneer Natural Resources Co	2,036.7	(4.0)	(7.9)	15.4
04/15/04	05/21/04	Tom Brown Inc	EnCana Corp	2,692.5	23.8	23.1	33.7
04/07/04	06/25/04	Westport Resources Corp	Kerr-McGee Corp	3,466.1	10.7	10.9	13.4
03/29/04	11/30/04	Millennium Chemicals Inc	Lyondell Chemical Co	2,572.4	30.7	39.6	18.2

50

GUIDES FOR THE JOURNEY.® PiperJaffray.

HISTORICAL PREMIUMS PAID (CONT'D)

Date Ann.	Date Eff.	Target	Acquirer	Enter. Value	Premiums Paid Analysis 1 - Day	5 - Day	20 - Day
03/05/04	05/12/04	Extended Stay America Inc	Blackstone Group LP	3,187.6	24.6	26.3	27.5
01/27/04	10/22/04	IMC Global Inc	Cargill Crop Nutrition	3,934.3	44.9	33.9	48.8
12/15/03	09/30/04	Gulfterra Energy Partners LP	Enterprise Products Partners	4,550.1	2.2	3.7	2.0
12/14/03	03/29/04	Dial Corp	Henkel KGaA	3,039.5	11.1	12.7	16.2
07/14/03	12/09/03	OfficeMax Inc	Boise Cascade Corp	1,459.0	46.9	53.6	59.6
07/08/03	12/11/03	Roadway Corp	Yellow Corp	1,112.8	59.9	65.7	65.8
06/17/03	07/29/03	Jostens Inc	CSFB Private Equity Advisers	1,127.9	50.0	50.0	77.8
06/09/03	08/11/03	Veridian Corp	General Dynamics Corp	1,569.4	28.0	30.8	45.8
04/10/03	06/23/03	Hotels.com	USA Interactive	3,169.2	13.0	9.8	28.0
01/16/03	05/15/03	Wallace Computer Services Inc	Moore Corp Ltd	1,260.7	21.8	17.2	25.5
09/23/02	03/28/03	Dole Food Co Inc	David H Murdock	2,375.3	36.8	32.7	18.0
08/20/02	10/31/02	Pure Resources Inc	Union Oil Co of California	1,703.0	20.7	27.0	22.4
07/26/02	02/28/03	International Specialty Prods	Samuel J Heyman	1,074.1	4.3	1.7	33.8
06/12/02	09/22/03	Hispanic Broadcasting Corp	Univision Communications Inc	3,481.4	31.1	29.0	18.2
05/31/02	01/17/03	Ticketmaster	USA Interactive	2,026.8	(26.3)	(28.0)	(28.1)
05/13/02	06/17/02	Lands' End Inc	Sears Roebuck & Co	1,835.5	78.9	81.5	110.5
04/01/02	06/03/02	Trendwest Resorts	Cendant Corp	1,008.7	(2.8)	(4.7)	(9.4)
03/25/02	10/02/02	Pennzoil-Quaker State Co	Shell Oil Co	2,912.5	42.0	43.8	52.8
03/11/02	03/21/02	Avaya Inc	Warburg Pincus Equity Partners	2,726.9	0.0	18.8	(3.4)
02/04/02	04/30/02	Kinam Gold Corp	Kinross Gold Corp	1,535.7	1.9	44.8	75.8
12/18/01	02/21/02	Interlogix Inc	GE Industrial Systems	1,011.9	35.4	55.0	47.2
11/19/01	03/20/02	Dal-Tile International Inc	Mohawk Industries Inc	1,870.7	51.4	46.6	54.6
11/07/01	01/07/02	Aquila Inc(Utilicorp United)	UtiliCorp United Inc	1,699.9	15.0	12.8	(16.1)
10/23/01	02/22/02	Schuler Homes Inc	DR Horton Inc	1,518.7	83.0	85.8	81.3
10/12/01	03/15/02	Liberty Digital Inc	Liberty Media Corp	1,307.1	10.2	3.2	(28.1)
09/27/01	04/05/02	Gaylord Container Corp	Temple-Inland Inc	1,027.9	60.3	46.3	14.7
09/27/01	02/19/02	Orion Power Holdings Inc	Reliant Resources Inc	4,975.3	39.6	51.8	19.6
09/07/01	11/01/01	Louis Dreyfus Natural Gas	Dominion Resources Inc	2,361.4	22.2	20.9	32.4
09/04/01	11/20/01	Global Marine Inc	Santa Fe International Corp	3,817.6	16.9	9.6	4.2
08/14/01	01/24/02	Mitchell Energy & Development	Devon Energy Corp	3,298.8	32.3	31.2	39.1
08/03/01	11/14/01	Sensormatic Electronics Corp	Tyco International Ltd	2,369.9	53.6	59.9	43.7
07/16/01	05/13/03	USA Networks Inc	Liberty Media Corp	2,812.6	(5.2)	(11.1)	(3.7)
07/10/01	08/20/01	Triton Energy Ltd	Amerada Hess Corp	3,513.9	50.5	43.9	42.2
07/09/01	12/30/01	Anchor Gaming Inc	International Game Technology	1,281.8	9.8	3.9	(7.4)
07/02/01	08/14/01	Earthgrains Co	Sara Lee Corp	2,761.6	54.8	65.6	50.5
06/25/01	12/14/01	Homestake Mining Co	Barrick Gold Corp	2,289.8	31.1	27.9	20.3
06/18/01	10/01/01	Galileo International Inc	Cendant Corp	3,414.7	62.4	103.4	105.1
06/01/01	08/02/01	Houghton Mifflin Co	Vivendi Universal SA	2,242.6	12.1	17.4	33.8
05/30/01	08/28/01	MiniMed Inc	Medtronic Inc	3,243.2	9.1	13.7	12.4
05/23/01	09/13/01	Marine Drilling Cos	Pride International Inc	1,995.7	13.4	16.2	15.8
05/14/01	08/01/01	HS Resources Inc	Kerr-McGee Corp	1,700.8	23.9	39.2	41.3
05/08/01	08/02/01	Barrett Resources Corp	Williams Cos Inc	2,729.1	56.1	60.9	44.0
05/08/01	01/18/02	Newport News Shipbuilding Inc	Northrop Grumman Corp	3,014.2	22.6	20.9	42.3
05/01/01	07/31/01	Del Webb Corp	Pulte Homes Inc	1,863.8	23.7	35.8	37.1
04/05/01	12/21/01	Dean Foods Co	Suiza Foods Corp	2,393.3	25.9	26.4	24.0
03/19/01	06/22/01	True North Communications Inc	Interpublic Group of Cos Inc	2,077.5	7.2	2.4	0.2

51

GUIDES FOR THE JOURNEY.® PiperJaffray.

HISTORICAL PREMIUMS PAID (CONT'D)

Date Ann.	Date Eff.	Target	Acquirer	Enter. Value	Premiums Paid Analysis 1 - Day	5 - Day	20 - Day
03/16/01	08/29/01	Bergen Brunswig Corp	AmeriSource Health Corp	3,523.1	9.7	2.8	(2.9)
03/12/01	05/24/01	United Dominion Industries Ltd	SPX Corp	1,671.2	35.1	46.8	61.8
02/20/01	09/06/01	Springs Industries Inc	Heartland Springs Investment Company	1,221.2	27.4	22.7	33.3
02/20/01	06/28/02	RGS Energy Group	Energy East Corp	2,391.8	18.9	18.9	31.0
02/05/01	05/08/01	UTI Energy Corp	Patterson Energy Inc	1,463.9	8.8	8.0	21.5
01/30/01	10/09/01	Wisconsin Central Transport	Canadian National Railway Co	1,189.8	14.8	8.5	14.0
01/25/01	06/20/01	Sodexho Marriott Services Inc	Sodexho Alliance SA	2,996.0	28.6	27.0	49.7
01/15/01	02/28/01	Rollins Truck Leasing Corp	Penske Truck Leasing Co LP	2,014.7	54.1	61.2	89.1
01/12/01	02/26/01	Collins & Aikman Corp	Heartland Industrial Partners	1,177.0	0.0	19.4	12.7
12/18/00	02/19/01	ACNielsen Corp	VNU NV	2,339.9	49.2	42.4	56.8
12/15/00	12/15/00	UnitedAuto Group Inc	Penske Capital Partners LLC	1,130.9	40.0	35.5	46.1
12/04/00	09/28/01	IBP Inc	Tyson Foods Inc	4,433.2	39.7	46.2	59.9
11/13/00	02/12/01	American Freightways Corp	FEDEX Corp	1,208.5	60.7	75.8	61.3
10/26/00	03/26/01	Keebler Foods Co	Kellogg Co	4,522.1	18.7	20.0	8.0
10/20/00	01/08/01	Shaw Industries Inc	Investor group	3,247.2	5.2	4.5	3.0
10/12/00	12/19/00	Hexcel Corp	Investor group	1,059.1	(21.8)	(19.6)	(16.6)
09/29/00	11/16/00	Southdown Inc	CEMEX SA DE CV	2,842.5	30.4	38.4	17.2
08/28/00	10/03/00	Beringer Wine Estates Holdings	Fosters Brewing Group Ltd	1,531.0	28.2	38.1	51.7
08/14/00	07/31/01	Chris-Craft Industries Inc	News Corp Ltd	2,802.6	37.1	19.5	19.5
08/14/00	07/13/01	BHC Communications Inc	News Corp Ltd	2,403.2	16.4	13.4	10.0
08/14/00	07/31/01	United Television Inc	News Corp Ltd	1,358.5	10.3	8.3	14.0
08/02/00	11/28/00	MascoTech Inc	Heartland Industrial Partners, L.P.	1,913.1	47.0	47.0	57.2
07/31/00	09/18/00	National Computer Systems Inc	Pearson PLC	2,499.9	25.6	29.3	49.6
07/17/00	03/27/01	IPALCO Enterprises Inc	AES Corp	3,033.9	16.3	17.0	25.4
07/12/00	08/24/00	Quantum Effect Devices Inc	PMC-Sierra Inc	1,716.6	25.0	23.5	50.9
07/10/00	07/10/00	MDU Resources Group Inc	Aqa Wlngtn Nth Amrcn Eq Fnd	1,989.9	(7.3)	(4.4)	(2.0)
06/23/00	08/24/00	International Home Foods Inc	ConAgra Inc	2,892.2	41.6	33.5	26.7
06/05/00	09/14/00	Primark Corp	Thomson Corp	1,132.9	31.0	45.8	49.4
05/29/00	09/14/00	Mark IV Industries Inc	BC Partners, Interbanca S.p.A. and Arca Merchant	2,078.8	8.9	8.9	1.7
05/26/00	08/29/00	Sante Fe Synder Corp	Devon Energy Corp	3,209.0	17.4	18.0	40.5
05/12/00	10/04/00	Young & Rubicam Inc	WPP Group PLC	4,940.2	27.4	17.5	(0.8)
04/06/00	07/10/00	Arvin Industries Inc	Meritor Automotive Inc	1,138.4	(5.2)	5.1	22.2
04/03/00	07/31/00	American National Can Group	Rexam PLC	2,086.0	37.1	41.9	65.5
03/14/00	05/25/00	Cordant Technologies Inc	Alcoa Inc	2,739.7	92.8	91.6	72.7
03/14/00	06/20/00	Howmet International Inc	Alcoa Inc	2,153.7	13.5	12.8	14.3
03/08/00	04/13/00	US Foodservice Inc	Koninklijke Ahold NV	3,441.5	6.7	56.4	92.6
02/21/00	09/26/00	Snyder Communications Inc	Havas Advertising SA	2,867.8	43.9	32.6	43.0
02/17/00	05/02/00	US Home Corp	Lennar Corp	1,458.4	44.7	42.6	33.0
02/14/00	05/12/00	NetOptix Corp	Corning Inc	1,853.9	9.7	23.1	88.8
02/02/00	06/30/00	Thermo Instrument Systems Inc	Thermo Electron Corp	3,747.1	27.0	33.2	94.3
			Maximum	**4,975.3**	**92.8**	**103.4**	**110.5**
			Mean	**2,226.6**	**26.4**	**29.1**	**31.0**
			Median	**2,057.1**	**24.8**	**27.0**	**27.1**
			Minimum	**1,008.7**	**(26.3)**	**(28.0)**	**(28.1)**

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HISTORICAL PREMIUMS PAID – GOING PRIVATE TRANSACTIONS

Date Ann.	Date Eff.	Target	Acquirer	Enter. Value	Premiums Paid Analysis 1 - Day	5 - Day	20 - Day
10/25/06	Pending	Yankee Candle Co Inc	Madison Dearborn Partners LLC	$1,622.9	21.0%	19.0%	21.3%
10/16/06	Pending	Open Solutions Inc	The Carlyle Group / Providence	1,284.6	25.5	30.9	34.3
10/11/06	Pending	Jacuzzi Brands Inc	Apollo Management LP	1,269.5	20.8	20.2	20.8
08/31/06	Pending	MacDermid Inc	Hellman Friedman / Texas Pacific Group	1,233.7	14.0	21.7	16.5
08/08/06	Pending	Aleris International Inc	Texas Pacific Group Inc	2,320.7	26.8	29.8	15.5
07/14/06	Pending	Petco Animal Supplies Inc	Leonard Green & Partners / Texas Pacific Group	1,793.7	49.1	48.3	57.9
06/12/06	Pending	Houston Exploration Co	JANA Partners LLC	2,347.4	13.4	19.0	17.5
05/31/06	10/24/06	West Corp	Thomas H. Lee Partners / Quadrangle Group	3,801.2	13.0	18.2	5.8
05/16/06	Pending	NCO Group Inc	One Equity Partners	1,355.4	44.4	35.5	26.1
05/15/06	Pending	Atmel Corp	RDG Capital Llc	2,643.7	17.0	(1.3)	10.2
03/06/06	06/01/06	Education Management Corp	Goldman Sachs Capital Partners	3,145.2	16.3	13.0	34.1
01/22/06	05/03/06	Sports Authority Inc	Leonard Green & Partners	1,371.1	20.0	26.0	20.7
01/18/06	04/13/06	Burlington Coat Factory	Bain Capital Inc	1,861.8	2.1	4.0	13.3
11/09/05	01/25/06	La Quinta Corp	Blackstone Group LP	2,934.2	36.9	33.1	40.8
11/08/05	02/03/06	Linens n Things Inc	Apollo Management	1,272.3	7.9	14.9	17.0
06/14/05	08/16/05	Wyndham International Inc	Blackstone Group LP	1,931.0	18.6	19.8	19.8
03/07/05	12/16/05	Insight Communications Co Inc	The Carlyle Group	3,384.2	21.4	23.7	12.5
10/20/04	12/10/04	Boca Resorts Inc	Blackstone Real Estate Advisor	1,188.9	27.9	30.6	31.1
07/21/04	04/13/05	Texas Genco Holdings Inc	Johnson Development / Cherokee Investment Partners	3,575.4	28.4	42.2	39.2
03/05/04	05/12/04	Extended Stay America Inc	Blackstone Group LP	3,187.6	24.6	26.3	27.5
06/17/03	07/29/03	Jostens Inc	CSFB Private Equity Advisers	1,127.9	50.0	50.0	77.8
03/11/02	03/21/02	Avaya Inc	Warburg Pincus Equity Partners	2,726.9	0.0	18.8	(3.4)
02/20/01	09/06/01	Springs Industries Inc	Heartland Springs Investment Company	1,221.2	27.4	22.7	33.3
01/12/01	02/26/01	Collins & Aikman Corp	Heartland Industrial Partners	1,177.0	0.0	19.4	12.7
12/15/00	12/15/00	UnitedAuto Group Inc	Penske Capital Partners LLC	1,130.9	40.0	35.5	46.1
10/12/00	12/19/00	Hexcel Corp	Investor group	1,059.1	(21.8)	(19.6)	(16.6)
			Maximum	**3,801.2**	**50.0**	**50.0**	**77.8**
			Mean	**1,998.8**	**20.9**	**23.1**	**24.3**
			Median	**1,708.3**	**20.9**	**22.2**	**20.8**
			Minimum	**1,059.1**	**(21.8)**	**(19.6)**	**(16.6)**

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APPENDIX Weighted Average Cost of Capital Calculation

WEIGHTED AVERAGE COST OF CAPITAL

Company	Ticker	Levered Beta (1)	Tax Rate	Net Debt	MKT Cap	RFR	MRP	Net Debt/ Cap	Equity/ Cap	Net Debt/ Equity	Unlevered Beta	Re-Levered Beta
Applebees Intl Inc	APPB	0.95	34.9%	190.2	1,790.4	4.8%	7.2%	9.6%	90.4%	10.6%	0.88	1.19
O'Charley'S Inc	CHUX	1.22	14.3%	150.4	470.5	4.8%	7.2%	24.2%	75.8%	32.0%	0.95	1.24
Darden Restaurants Inc	DRI	1.03	29.9%	602.3	6,548.1	4.8%	7.2%	8.4%	91.6%	9.2%	0.96	1.29
Cbrl Group Inc	CBRL	0.91	30.8%	830.0	1,411.6	4.8%	7.2%	37.0%	63.0%	58.8%	0.65	0.86
Brinker Intl Inc	EAT	0.96	29.9%	447.1	3,891.3	4.8%	7.2%	10.3%	89.7%	11.5%	0.89	1.18
Landrys Restaurants Inc	LNY	1.18	31.5%	818.1	667.3	4.8%	7.2%	55.1%	44.9%	122.6%	0.64	0.86
Mortons Restaurant Group Inc	MRT	1.35	68.6%	46.7	273.3	4.8%	7.2%	14.6%	85.4%	17.1%	1.28	1.84
Rare Hospitality Intl Inc	RARE	1.24	32.4%	26.5	1,089.4	4.8%	7.2%	2.4%	97.6%	2.4%	1.22	1.64
Texas Roadhouse Inc	TXRH	1.16	34.6%	2.2	1,144.7	4.8%	7.2%	0.2%	99.8%	0.2%	1.15	1.56
Bob Evans Farms	BOBE	1.32	25.7%	193.7	1,220.1	4.8%	7.2%	13.7%	86.3%	15.9%	1.18	1.56
Ruths Chris Steak House	RUTH	1.13	31.7%	25.1	450.9	4.8%	7.2%	5.3%	94.7%	5.6%	1.08	1.45
Average		**1.13**	**33.1%**					**16.4%**	**83.6%**	**26.0%**	**0.99**	**1.33**
Median		**1.16**	**31.5%**					**10.3%**	**89.7%**	**11.5%**	**0.96**	**1.29**

WACC Build-up

Cost of Equity Capital		
Risk Free Rate (Rf) (2)		4.77%
Market Risk Premium (Rm) (3)		7.20%
Median Relevered Beta of Comp Companies		1.29
Cost of Equity Capital (Ke)		14.04%
Small Company Additional Risk Premium		0.00%
Company-Specific Risk Premium		0.00%
Company-specific Cost of Equity Capital		14.04%

Cost of Debt Capital		
Interest Rate on Debt		7.70%
Less: Tax Shield @	31.5%	2.43%
Effective Cost of Debt (Kd)		5.27%

Long-term Capital Structure Estimates	
Net Debt / Total Capital (4)	10.3%
Equity / Total Capital (4)	89.7%
Debt / Equity (4)	11.5%

Weighted Average Cost of Capital

	Weight	Cost	WACC
Equity Weighted Portion	89.69%	14.04%	12.60%
Debt Weighted Portion	10.31%	5.27%	0.54%

Implied Weighted Average Cost of Capital	13.14%

(1) FactSet 3-Year Betas
(2) 10 Yr Treasury
(3) Ibbotson
(4) Median estimated from industry comparable group

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GUIDES FOR THE JOURNEY. | PiperJaffray.